UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                       January 25, 2006 (January 20, 2006)



                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)




        DELAWARE                   0-23317                  06-1411336
------------------------    ------------------------  -----------------------
(State of Incorporation)    (Commission File Number)       (IRS Employer
                                                       Identification Number)

                            610 Professional Drive
                          Gaithersburg, Maryland 20879
                    (Address of principal executive offices)


                                 (301) 987-1700
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              (Registrant's telephone number, including area code)


                                       NA
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01. Entry Into A Definitive Material Agreement

On January 20, 2006, the Company and Affymetrix, Inc. entered into a Service Provider Agreement effective as of January 1, 2006 concerning the Company's purchase of microarrays, instrumentation, reagents and services from Affymetrix. This agreement is the successor to the Amended and Restated Agreement dated as of January 1, 2002 that expired on December 31, 2005.

The term of the Service Provider Agreement is one year commencing as of January 1, 2006.

Under the Agreement, Gene Logic agreed to spend a minimum of $7,625,000 on products and services in 2006. The Agreement does not require Gene Logic to pay annual license fees or, unless Gene Logic defaults on its purchase obligation, royalties on database licenses and sales accruing after 12/31/05.

The agreement sets prices for the Affymetrix products purchased during the term of the Agreement.

The Agreement is terminable by either party if the other Party defaults and fails to cure such default after receipt of notice of such default. Gene Logic would continue to have the right to use up its supply of probe arrays and other products after expiration or termination of this Agreement, unless the Agreement is terminated due to Gene Logic's uncured breach of the Agreement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Gene Logic Inc.


                                    By:  /s/ Philip L. Rohrer Jr.
                                         ------------------------------------
                                             Philip L. Rohrer, Jr.
                                             Chief Financial Officer
Dated:  January 25, 2006